V G TECH, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2004

(Stated in US Dollars)

(Unaudited)

V G TECH, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2004
(Stated in US Dollars)
(Unaudited)

			(Note 5)		Pro Forma
		Aqua Society	Pro Forma		Consolidated
	V G Tech, Inc.	GmbH	Adjustments		Balance

ASSETS

Current
Cash	$2,523	$24,981	$-		$27,504

Total current assets	2,523	24,981	-		27,504

Intangible assets	-	20,179	-		20,179

Capital assets	6,727	-	-		6,727

	$9,250	$45,160	$-		$54,410

LIABILITIES

Current
Accounts payable and accrued
liabilities	$16,621	$15,000	$-		$31,621
Loans payable	56,835	-	-		56,835

Total current liabilities	73,456	15,000	-		88,456

STOCKHOLDERS' DEFICIENCY

Common stock	17,478	25,000	52,431	(a)
			10,000	(b)
			34,000	(b)
			(69,909)	(c)
			(25,000)	(e)
			69,909	(e)	113,909
Paid-in capital	74,707	20,179	(52,431)	(a)
			(22,276)	(c)
			25,000	(e)
			(156,391)	(d)
			111,212	(f)	-
Deficit	(156,391)	(15,019)	156,391	(d)
			9132,936)	(f)	(147,955)

	(64,206)	30,160	-		(34,046)

	$9,250	$45,160	$-		$54,410

SEE ACCOMPANYING NOTES

V G TECH, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the periods ended June 30, 2004
(Stated in US Dollars)
(Unaudited)

			May 13, 2004
		Nine month	to
		period ended	July 31, 2004	Pro forma
		June 30, 2004	Aqua Society	Consolidated
		V G Tech, Inc.	GmbH	Total

Expenses
Administrative expenses		$22,125	$15,019	$37,144

Net loss for the period	$	(22,125)	$(15,019)	$(37,144)

Basic and diluted income (loss) per share	$	(0.00)	$-	$(0.00)

Weighted average shares
outstanding – basic and diluted		69,926,584	-	113,908,000

SEE ACCOMPANYING NOTES

V G TECH, INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2004
(Stated in US Dollars)
(Unaudited)

Note 1	Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statements of operations give effect to the acquisition of Aqua Society GmbH ("Aqua") by V G Tech, Inc. ("V G Tech") on September 22, 2004.

The unaudited pro forma consolidated financial statements of V G Tech included herein  have been prepared by management of V G Tech in accordance with the accounting  principles generally accepted in the United States of America. They have been prepared  from information derived from the June 30, 2004 (unaudited) financial statements of V G  Tech and the July 31, 2004 (audited) financial statements of Aqua, together with other  information available to the corporations. In the opinion of management of V G Tech, these unaudited pro forma consolidated financial statements include all adjustments  necessary for fair presentation of the acquisition of Aqua by V G Tech as described below.

The unaudited pro forma consolidated financial statements should be read in conjunction  with the historical financial statements and notes thereto of V G Tech and Aqua referred to  above and included elsewhere in this 8-K. The V G Tech unaudited pro forma  consolidated balance sheet gives effect to the acquisition of Aqua as if it had occurred on  June 30, 2004. The unaudited pro forma consolidated statements of operations gives  effect to the acquisition of Aqua as if it had occurred at the start of the fiscal periods  beginning on October 1, 2003 for V G Tech and May 13, 2004 for Aqua. These unaudited  pro forma financial statements are not necessarily indicative of the financial position or  results of operations, which would have resulted if the combination and related  transactions had actually occurred on those dates.

Note 2	Aqua Society GmbH

Aqua is a German company and operates primarily in Germany. The financial statements of Aqua were prepared in accordance with generally accepted accounting principles in the United States of America.

Note 3	Acquisition of Aqua

On September 3, 2004, V G Tech entered into an acquisition agreement with Aqua whereby V G Tech agreed to issue 10,000,000 of its common shares at $0.001 per share in exchange for all of the issued and outstanding shares of Aqua. In addition, V G Tech agreed to issue 34,000,000 special warrants, which entitle the holder the right to acquire one common share for each warrant held, without the payment of additional consideration. All of the warrants will be deemed to be exercised ten days after V G Tech has increased its authorized share capital to 200,000,000 common shares. The business combination will be accounted for as a reverse acquisition, with Aqua being treated as the accounting acquirer.

The carrying values of the assets and liabilities of V G Tech as presented in the June 30, 2004 historical financial statements approximate their fair values.

V G Tech, Inc.
Notes to the Pro Forma Consolidated Financial Statements
June 30, 2004
(Stated in US Dollars)
(Unaudited) – Page 2

Note 3	Acquisition of Aqua –(cont'd)

The net liabilities of V G Tech acquired are as follows:

Cash	$2,523
Capital assets	6,727
Liabilities	(73,456)

$(64,206)

Note 4	Share Capital

			Additional
	Common shares		Paid-in
	Number	Par value	Capital

Aqua balance, June 30, 2004	1	$25,000	$20,179
Aqua common shares prior to acquisition	(1	(25,000)	25,000
V G Tech common shares prior to
Acquisition	69,908,000	69,909	22,276
Issued pursuant to Acquisition agreement
- common shares	10,000,000	10,000	(67,455)
- warrants	34,000,000	34,000	-

Pro forma, June 30, 2004	113,908,000	$113,909	$-

Note 5	Pro Forma Adjustments

The unaudited pro forma consolidated financial statements include the following pro forma adjustments.

	a)	To record the retroactive effect of a forward stock split of V G Tech on a four for one basis that occurred on August 24, 2004.

	b)	To record the issuance of 10,000,000 common shares and 34,000,000 warrants of V G Tech to acquire 100% of the issued and outstanding shares of Aqua.

	c)	To eliminate capital stock and paid-in capital of V G Tech against paid-in capital.

	d)	To eliminate deficit of V G Tech against paid-in capital.

	e)	To adjust par value of outstanding common shares of V G Tech to actual.

	f)	To adjust paid-in capital to deficit on consolidation.

V G Tech, Inc.
Notes to the Pro Forma Consolidated Financial Statements
June 30, 2004
(Stated in US Dollars)
(Unaudited) – Page 3

Note 6	Pro-forma Loss Per Share

Pro-forma loss per share has been calculated using the historical weighted average number of shares previously reported and amended as if the pro-forma common shares of V G Tech issued pursuant to the acquisition have been outstanding since the beginning of the periods.